Exhibit 99.2

OUTPUT EXPLORATION, LLC
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(Unaudited)

OUTPUT EXPLORATION, LLC
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	March 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,180,382	$1,801,862
Accounts receivable	5,829,522	7,625,978
Prepaid expenses	297,713	1,011,880
TOTAL CURRENT ASSETS	9,307,617	10,439,720

PROPERTY, PLANT AND EQUIPMENT, NET
Oil and gas properties, full cost method	146,478,716	138,431,859
Furniture, fixtures and equipment	1,717,035	1,715,855
	148,195,751	140,147,714
Less: accumulated depreciation, depletion and amortization	(49,481,846)	(37,866,476)
NET PROPERTY AND EQUIPMENT	98,713,905	102,281,238

DEBT ISSUE COSTS, net of accumulated amortization	127,657	672,859

OTHER ASSETS	371,227	432,688

TOTAL ASSETS	$108,520,406	$113,826,505

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,688,419	$10,714,989
Current portion of commodity financial instruments	4,514,765	9,374,109
Current portion of asset retirement obligations	424,293	628,834
TOTAL CURRENT LIABILITIES	9,627,477	20,717,932

DEFERRED TAX LIABILITY, net	15,139,844	12,395,135

LONG-TERM LIABILITIES
Long-term debt, net of current portion	60,494,330	53,448,891
Long-term portion of commodity financial instruments	-	5,814,244
Asset retirement obligations, net of current portion	761,561	487,949
TOTAL LONG TERM LIABILITIES	61,255,891	59,751,084

TOTAL LIABILITIES	86,023,212	92,864,151

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS’ EQUITY	22,497,194	20,962,354

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$108,520,406	$113,826,505

OUTPUT EXPLORATION, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year To Date	Year To Date
	March 31, 2007	March 31, 2006

REVENUES
Oil and gas revenues	$6,560,836	$7,387,531
Other	92,259	157,431
TOTAL REVENUES	6,653,095	7,544,962

EXPENSES
Operating costs and severance taxes	1,988,190	2,448,435
Depreciation, depletion and amortization	3,095,763	2,611,263
General and administrative	1,488,259	1,166,750
TOTAL EXPENSES	6,572,212	6,226,448

INCOME FROM OPERATIONS	80,883	1,318,514

OTHER INCOME (EXPENSE)
Interest expense	(1,408,657)	(1,274,752)
Interest income	38,941	28,090
Other income (loss)	(409)	-
TOTAL OTHER EXPENSE	(1,370,125)	(1,246,662)

INCOME (LOSS) BEFORE INCOME TAXES	(1,289,243)	71,852

INCOME TAX BENEFIT (EXPENSE)	-	(472,012)

NET INCOME (LOSS)	$(1,289,243)	$(400,160)

OUTPUT EXPLORATION, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED)
YEAR TO DATE -- MARCH 31, 2007

	Accumulated
	Other	Total
	Comprehensive	Members’
	Income	Equity

Balance at January 1, 2007	$(3,806,310)	$23,554,829

Contributions		9,576

Comprehensive income (loss):
Net loss		(1,289,243)
Commodity financial instruments	222,032	222,032
Total comprehensive income	222,032	(1,067,211)

Balance at March 31, 2007	$(3,584,278)	$22,497,194

OUTPUT EXPLORATION, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED)
YEAR TO DATE -- MARCH 31, 2006

	Accumulated
	Other	Total
	Comprehensive	Members’
	Income	Equity

Balance at January 1, 2006	$(17,478,531)	$14,976,579

Contributions		68,755

Comprehensive income (loss):
Net loss		(400,160)
Commodity financial instruments	6,317,180	6,317,180
Total comprehensive income	6,317,180	5,917,020

Balance at March 31, 2006	$(11,161,351)	$20,962,354

OUTPUT EXPLORATION, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year To Date	Year To Date
	March 31, 2007	March 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,289,242)	$(400,160)

Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation, depletion and amortization	3,095,763	2,611,263
Amortization of debt issuance cost	159,699	147,881
Compounding interest expense	374,851	-
Change in operating assets and liabilities:
Accounts receivable	1,229,047	1,452,591
Prepaid expenses	(62,078)	(162,991)
Accounts payable and accrued liabilities	(994,759)	659,168
Commodity financial instruments	-	62,688
Deferred income taxes	-	472,012
Other assets	(97,088)	(117,984)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,416,193	4,724,468

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures - oil and gas properties	(1,926,716)	(8,186,060)
Sale of oil and gas properties	-	1,756,433
Capital expenditures - computer equipment & furniture	-	(9,217)
NET CASH USED IN INVESTING ACTIVITIES	(1,926,716)	(6,438,844)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	500,000	339,595
Contributions from members	9,562	68,769
Payments for debt issue costs	(101,039)	(6,024)
NET CASH PROVIDED BY FINANCING ACTIVITIES	408,523	402,340

NET INCREASE IN CASH AND
CASH EQUIVALENTS	898,000	(1,312,036)

CASH AND CASH EQUIVALENTS, beginning of period	2,282,382	3,113,898

CASH AND CASH EQUIVALENTS, end of period	$3,180,382	$1,801,862